Exhibit 5.1

May 26, 2022

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

Ladies and Gentlemen:

I have acted as counsel to Velocity Financial, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to (i) 1,520,000 shares of common stock, par value $0.01 per share, of the Company that may be issued by the Company pursuant to the Velocity Financial, Inc. 2020 Omnibus Incentive Plan (the “2020 Incentive Plan”) and (ii) 568,182 shares of common stock, par value $0.01 per share, of the Company that may be issued by the Company pursuant to the Velocity Financial, Inc. Employee Stock Purchase Plan (the “ESPP”) (collectively, the “Shares”)

I have examined the Registration Statement, the Certificate of Incorporation of the Company, the 2020 Incentive Plan and the ESPP, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, I have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that upon issuance and delivery in accordance with the 2020 Incentive Plan and the ESPP, the Shares will be validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Roland T. Kelly

Roland T. Kelly